                                                                     EXHIBIT 4.3

                            FIRST BANK SYSTEM, INC.

                      Medium-Term Notes, Series F (Senior)

                    Officers' Certificate and Company Order


     Pursuant to the Indenture dated as of October 1, 1991 (the "Indenture"), between First Bank System, Inc. (the "Company") and Citibank, N.A., as Trustee (the "Trustee"), resolutions adopted by the Company's Board of Directors on January 20, 1993, and a Committee Authorization dated December 9, 1993, this Officers' Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the forms of the Securities of such series in accordance with Section 201 of the Indenture, and to establish the procedures for the authentication and delivery of specific Securities from time to time pursuant to Section 303 of the Indenture.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

      All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities, (ii) the forms of such series of Securities and (iii) the procedures for the authentication and delivery of such series of Securities have been complied with.

      A.  Establishment of Series pursuant to Section 301 of Indenture.
          ------------------------------------------------------------

      There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

      (1) The Securities of such series shall bear the title "Medium-Term Notes, Series F (Senior)" (referred to herein as the "Notes").

      (2) There shall be no limitation on the aggregate principal amount of the Notes of such series, however, unless otherwise specified in an Authentication Certificate or CTM transmission (in each case, as defined in Section C below), the aggregate principal amount of the Notes of such series to be issued pursuant to this Officers' Certificate is limited to $450,000,000 or the equivalent thereof in foreign currencies or foreign currency units (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder) as such amount may be reduced by the issuance of other series of the Securities. If so specified in an Authentication Certificate or CTM transmission, such $450,000,000 limit shall be increased to up to $775,000,000.

      (3) Interest will be payable to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date (as defined below); provided, however, that interest payable at maturity or upon redemption will be payable to the person to whom principal shall be payable.

      (4) Each Note within such series shall mature on a Business Day (as defined below), 9 months or more from its date of issue as specified in such Note and in the applicable Authentication Certificate or CTM transmission; provided, however, that no Commercial Paper Rate Note (as defined below) shall mature less than 9 months and 1 day from its date of issue. If the Maturity Date specified in the applicable Authentication Certificate or CTM transmission for any Note is a day that is not a Business Day principal will be paid on the next succeeding Business Day with the same force and effect as if made on such specified Maturity Date, except that, in the case of a LIBOR Note (as defined below), if such Business Day is in the next succeeding calendar month, principal will be paid on the immediately preceding Business Day.

      (5) Each Note within such series that bears interest will bear interest at either (a) a fixed rate (the "Fixed Rate Notes") or (b) a floating rate determined by reference to one or more interest rate formulas, which may be adjusted by a Spread, Spread Multiplier, Alternate Rate Event Spread or Alternate Rate Event Spread Multiplier (each as defined below), and, if so specified in the applicable Authentication Certificate or CTM transmission with respect to one or more Interest Periods (as defined below), one or more fixed rates (the "Floating Rate Notes"). Notes within such series may also be issued as "Zero Coupon Notes" which do not provide for any periodic payments of interest. Notes may be issued as Original Issue Discount Notes at a discount from the principal amount thereof due at the stated maturity as specified in the applicable Authentication Certificate or CTM transmission. Any Floating Rate Note may also have either or both of the following as set forth in the applicable Authentication Certificate or CTM transmission: (i) a maximum interest rate limitation, or ceiling, on the rate of interest which may accrue during any Interest Period; and (ii) a minimum interest rate limitation, or floor, on the rate of interest which may accrue during any Interest Period. The applicable Authentication Certificate or CTM transmission may designate any of the following interest rate formulas as applicable to one or more Interest Periods on each Floating Rate Note: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note" with respect to such Interest Period or Interest Periods; (b) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note" with respect to such Interest Period or Interest Periods; (c) LIBOR, in which case such Note will be a "LIBOR Note" with respect to such Interest Period or Interest Periods; (d) the Prime Rate, in which case such Note will be a "Prime Rate Note" with respect to such Interest Period or Interest Periods; (e) the Eleventh District Cost of Funds Rate, in which case such Note will be an "Eleventh District Cost of Funds Rate Note" with respect to such Interest Period or Interest Periods; (f) the CD Rate, in which case such Note will be a "CD Rate Note" with respect to such Interest Period or Interest Periods; (g) the Treasury Rate, in which case such Note will be a "Treasury Rate Note" with respect to such Interest Period or Interest Periods; (h) the J.J. Kenny Rate, in which case such Note will be a "J.J. Kenny Rate Note" with respect to such Interest Period or Interest Periods; (i) the CMT Rate, in which case such Note will be a "CMT Rate Note" with respect to such Interest Period or Interest Periods; or (j) such other interest rate formula as is set forth in the applicable Authentication Certificate or CTM transmission.

      The interest rate on each Floating Rate Note for each Interest Period will be determined by reference to (i) the applicable interest rate formula specified in the applicable Authentication Certificate or CTM transmission for such Interest Period, plus or minus the Spread (or Alternate Rate Event Spread, if applicable), if any, or multiplied by the Spread Multiplier (or Alternate Rate Event Spread Multiplier, if applicable), if any, or (ii) the applicable fixed rate per annum specified in the applicable Authentication Certificate or CTM transmission for such Interest Period. The "Spread" is the number of basis points specified in the applicable Authentication Certificate or CTM transmission as being applicable to such Floating Rate Note for such Interest Period, and the "Spread Multiplier" is the percentage specified in the applicable Authentication Certificate or CTM transmission as being applicable to such Floating Rate Note for such Interest Period. "Alternate Rate Event Spread" and "Alternate Rate Event Spread Multiplier," if applicable, have the respective meanings specified under "Floating Rate Notes--Eleventh District Cost of Funds Rate Notes" below.

       Each Note that bears interest will bear interest from and including its date of issue or from and including the most recent Interest Payment Date (as defined below) to which interest on such Note (or any predecessor Note) has been paid or duly provided for (i) at the fixed rate per annum applicable to the related Interest Period or Interest Periods, or (ii) at a rate per annum determined pursuant to the interest rate formula applicable to the related Interest Period, in each case as specified therein and in the applicable Authentication Certificate or CTM transmission, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or upon redemption. The first payment of interest on any Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. Interest rates and interest rate formulas are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the "Interest Payment Dates" and the "Regular Record Dates" for Fixed Rate Notes shall be as described below under "Fixed Rate Notes" and the "Interest Payment Dates" and the "Regular Record Dates" for Floating Rate Notes shall be as described below under "Floating Rate Notes".

      The interest rate on a Note for any Interest Period will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

       The applicable Authentication Certificate or CTM transmission will specify: (i) the issue price, Interest Payment Dates and Regular Record Dates;
(ii) with respect to any Fixed Rate Note, the interest rate; (iii) with respect to any Floating Rate Note, the Initial Interest Rate (as defined below), the method (which may vary from Interest Period to Interest Period) of calculating the interest rate applicable to each Interest Period (including, if applicable, the fixed rate per annum applicable to one or more Interest Periods, the period to maturity of any instrument on which the interest rate formula for any Interest Period is based (the "Index Maturity"), the Spread or Spread Multiplier (or the Alternate Rate Event Spread or Alternate Rate Event Spread Multiplier, if applicable), the Interest Determination Dates (as defined below), the Interest Reset Dates (as defined below) and any minimum or maximum interest rate limitations); and (iv) whether such Note is an Original Issue Discount Note.

Fixed Rate Notes
- ----------------

        Each Fixed Rate Note, whether or not issued as an Original Issue Discount Note, will bear interest at the annual rate specified therein and in the applicable Authentication Certificate or CTM transmission. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the Interest Payment Dates for the Fixed Rate Notes will be on February 1 and August 1 of each year and at maturity or upon redemption and the Regular Record Dates for the Fixed Rate Notes will be on the fifteenth day (whether or not a Business
Day) of the month next preceding each Interest Payment Date. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, interest payments for Fixed Rate Notes shall be the amount of interest accrued to, but excluding, the relevant Interest Payment Date. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date on a Fixed Rate Note is not a Business Day, interest will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date.

Floating Rate Notes
- -------------------

       The Interest Payment Dates for the Floating Rate Notes shall be as specified in such Notes and in the applicable Authentication Certificate or CTM transmission, and, unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the Regular Record Dates for the Floating Rate Notes will be on the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission and except as provided below, interest on Floating Rate Notes will be payable on the following Interest Payment

Dates: in the case of Floating Rate Notes (other than Eleventh District
Cost of Funds Rate Notes) with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year; in the case of Eleventh District Cost of Funds Rate Notes (all of which reset monthly), on the first Business Day of each month or on the first Business Day of March, June, September and December of each year, all as specified in the applicable Authentication Certificate or CTM transmission; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months of each year specified in the applicable Authentication Certificate or CTM transmission; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified in the applicable Authentication Certificate or CTM transmission, and in each case at maturity or upon redemption. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Payment Date for such Floating Rate Note shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. "Business Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that in The City of New York (and, with respect to LIBOR Notes, London, England) is not a day on which banking institutions generally are authorized or obligated by law or executive order to close and (b) with respect to Foreign Currency Notes only, any day that, in the capital city of the country of the currency in which such Notes are denominated or, with respect to Foreign Currency Notes denominated in European Currency Units ("ECUs"), Brussels, is not a day on which banking institutions generally are authorized or obligated by law to close.

       The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (the date on which each such reset occurs, an "Interest Reset Date"), as specified in the applicable Authentication Certificate or CTM transmission. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the Interest Reset Date will be as follows: in the case of Floating Rate Notes which are reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Floating Rate Notes (other than Eleventh District Cost of Funds Rate Notes) which are reset monthly, the third Wednesday of each month; in the case of Eleventh District Cost of Funds Rate Notes (all of which reset monthly), the first Business Day of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Authentication Certificate or CTM transmission; and in the case of Floating Rate Notes which are reset annually, the third Wednesday of the month of each year specified in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the interest rate determined with respect to any Interest Determination Date will become effective on and as of the next succeeding Interest Reset Date; provided, however, that (i) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note (the "Initial Interest Rate") will be as specified in the applicable Authentication Certificate or CTM transmission and (ii) the interest rate in effect for the 10 days immediately prior to maturity will be that in effect on the tenth day preceding such maturity. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

       As used herein, "Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (as defined below). Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the Interest Determination Date pertaining to any Interest Reset Date for a Commercial Paper Rate Note, a Federal Funds Rate Note, a LIBOR Note, a Prime Rate Note, a CD Rate Note, a J.J. Kenny Rate Note or a CMT Rate Note (the "Commercial Paper Interest Determination Date", the "Federal Funds Interest Determination Date", the "LIBOR Interest Determination Date", the "Prime Interest Determination Date", the "CD Interest Determination Date", the "J.J. Kenny Interest Determination Date" and the "CMT Interest Determination Date", respectively) will be the second Business Day prior to such Interest Reset Date. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the Interest Determination Date pertaining to an Interest Reset Date for an Eleventh District Cost of Funds Rate Note (the "Eleventh District Cost of Funds Interest Determination Date") will be the last day of the month of the District Bank (as defined below) preceding the Interest Reset Date on which the District Bank is open for business and publishes the Index (as defined below). Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week on which Treasury bills would normally be auctioned in the week in which such Interest Reset Date falls. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, interest payments on an Interest Payment Date for a Floating Rate Note will include interest accrued from, and including, the next preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the date of issue if no interest has been paid or duly provided for with respect to such Floating Rate Note) to, but excluding, such Interest Payment Date (each such interest accrual period, an "Interest Period"). Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for to the date for which interest is being calculated shall be calculated by multiplying the face amount of a Floating Rate Note by the applicable accrued interest factor (the "Accrued Interest Factor"). The Accrued Interest Factor shall be computed by adding together the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the per annum interest rate applicable to such day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, Prime Rate Notes, Eleventh District Cost of Funds Rate Notes, CD Rate Notes and J.J. Kenny Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes and CMT Rate Notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above or in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, Citibank, N.A. will be the "Calculation Agent". On or before each Calculation Date, the Calculation Agent will determine the interest rate as described below and notify the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to any such Floating Rate Note. The Paying Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note. The determinations of interest rates made by the Calculation Agent shall be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall be conclusive and binding. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the "Calculation Date", if applicable, pertaining to any Interest Determination Date on a Floating Rate Note having monthly, quarterly, semi-annual or annual Interest Reset Dates will be the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and the "Calculation Date", if applicable, pertaining to any Interest Determination Date on a

Floating Rate Note having daily or weekly Interest Reset Dates will be the second Business Day after such Interest Determination.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of one percentage point, with five one-millionths of one percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654));
all calculations of the interest factor for any day on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward (e.g. .098765455 being rounded to .09876546 and .098765454 being rounded to .09876545); and all dollar amounts used in or resulting from such calculations on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

       Commercial Paper Rate Notes.  Commercial Paper Rate Notes will bear
       ---------------------------
interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Authentication Certificate or CTM transmission as such rate is released by the Board of Governors of the Federal Reserve System as reported on page 120 (or other applicable page) of Telerate Data Service, under the heading "Dealer Commercial Paper". If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date such rate is not so reported on Telerate Data Service, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Authentication Certificate or CTM transmission as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not so published in Composite Quotations, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity specified in the applicable Authentication Certificate or CTM transmission placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will remain the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:

          Money Market Yield =         D x 360         x 100
                                     -----------
                                     360-(D x M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      Federal Funds Rate Notes.  Federal Funds Rate Notes will bear interest
      ------------------------
at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that day for Federal Funds released by the Board of Governors of the Federal Reserve System as reported on page 120 (or other applicable page) of Telerate Data Service, under the heading "Fed Funds Effective" or, if not so reported on Telerate Data Service by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Federal Funds Rate will remain the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

      LIBOR Notes.  LIBOR Notes will bear interest at the interest rates
      -----------
(calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

             (i) With respect to a LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in United States dollars having the Index Maturity designated in the applicable Authentication Certificate or CTM transmission, commencing on the second Business Day immediately following that LIBOR Interest Determination Date, that appears as of 11:00 a.m. London time on such LIBOR Interest Determination Date on the display screen designated "Page 3750" by Telerate Data Service, or such other page as may replace such page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits. If no rate appears on Telerate Page 3750, then LIBOR in respect of that LIBOR Interest Determination Date will be determined as described in (ii) below.

             (ii) With respect to a LIBOR Interest Determination Date on which no rate appears on Telerate Page 3750 as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date to prime banks in the London interbank market having the Index Maturity designated in the applicable Authentication Certificate or CTM transmission commencing on the second Business Day immediately following such LIBOR Interest Determination Date and in a principal amount, not less than United States $1,000,000, that, in the judgment of the Calculation Agent, is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on that LIBOR Interest Determination Date for loans in United States dollars to leading European banks, having the Index Maturity specified in the applicable Authentication Certificate or CTM transmission, commencing on the second Business Day immediately following that LIBOR Interest Determination Date and in a principal amount, not less than United States $1,000,000, that, in the judgment of the Calculation Agent, is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks in The City of New York selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will remain LIBOR in effect on such LIBOR Interest Determination Date.

      Prime Rate Notes.  Prime Rate Notes will bear interest at the interest
      ----------------
rates (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, "Prime Rate" means, with respect to any Prime Interest Determination Date, the arithmetic mean of the prime rates or base rates for commercial loans quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company). If fewer than three quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates or base rates for commercial loans quoted in The City of New York on such date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent (after consultation with the Company); provided, however, that if fewer than three banks or trust companies selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Prime Rate will remain the Prime Rate in effect on such Prime Interest Determination Date.

      Eleventh District Cost of Funds Rate Notes.  Eleventh District Cost of
      ------------------------------------------
Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread or Spread Multiplier, if any, or Alternate Rate Event Spread or Alternate Rate Event Spread Multiplier, if applicable) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise indicated in the applicable Authentication Certificate or CTM transmission, "Eleventh District Cost of Funds Rate" means, with respect to any Eleventh District Cost of Funds Interest Determination Date, the monthly Eleventh District Cost of Funds Index (the "Index") published by the Federal Home Loan Bank for the Eleventh District (the "District Bank") during the month immediately preceding the Interest Reset Date to which the Eleventh District Cost of Funds Interest Determination Date applies.

      If the District Bank shall fail in any month to publish the Index (each such failure being referred to herein as an "Alternate Rate Event"), then the Cost of Funds Rate for the first Eleventh District Cost of Funds Interest Determination Date after the Alternate Rate Event shall be calculated on the basis of the Index most recently published prior to such Eleventh District Cost of Funds Interest Determination Date. If an Alternate Rate Event occurs in the month immediately following a month in which a prior Alternate Rate Event occurred, then the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Interest Determination Date immediately following the second Alternate Rate Event shall be calculated on the basis of the Index most recently published prior to such Eleventh District Cost of Funds Interest Determination Date and, thereafter, the Eleventh District Cost of Funds Rate for each succeeding Eleventh District Cost of Funds Interest Determination Date until the maturity of such Eleventh District Cost of Funds Rate Notes shall be LIBOR, determined as if such Notes were LIBOR Notes, and the Spread shall be the number of basis points specified in the applicable Authentication Certificate or CTM transmission as the "Alternate Rate Event Spread", if any, and the Spread Multiplier shall be the percentage specified in the applicable Authentication Certificate or CTM transmission as the "Alternate Rate Event Spread Multiplier", if any.

      CD Rate Notes.  CD Rate Notes will bear interest at the interest rates
      -------------
(calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Authentication Certificate or CTM transmission as such rate is released by the Board of Governors of the Federal Reserve System as reported on page 120 (or other applicable page) of Telerate Data Service, under the heading "Certs of Deposit". If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date such rate is not so reported on Telerate Data Service, then the CD Rate shall be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Authentication Certificate or CTM transmission as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not so published in Composite Quotations, the CD Rate for that CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks which are then rated A--1+ by Standard & Poor's Corporation and P--1 by Moody's Investors Service with a remaining maturity closest to the Index Maturity specified in the applicable Authentication Certificate or CTM transmission in denominations of $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the CD Rate will remain the CD Rate in effect on such CD Interest Determination Date.

      Treasury Rate Notes.  Treasury Rate Notes will bear interest at the
      -------------------
interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Authentication Certificate or CTM transmission as such rate is released by the Board of Governors of the Federal Reserve System as reported on page 56 or 57 (or other applicable page) of Telerate Data Service, under the heading "Avge Invest Yield" or, if not so reported in Telerate Data Service by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, such rate as published in "Statistical Release H.15 (519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15 (519)"), under the heading "U.S. Government Securities--Treasury Bills--auction average (investment)" or, if not so published in H.15 (519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Authentication Certificate or CTM transmission are not otherwise reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Authentication Certificate or CTM transmission; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will remain the Treasury Rate in effect on such Treasury Interest Determination Date.

      J. J. Kenny Rate.  J. J. Kenny Rate Notes will bear interest at the
      ----------------
interest rates (calculated with reference to the J. J. Kenny Rate and the Spread or Spread Multiplier, if any) specified in the J. J. Kenny Rate Note and in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, "J. J. Kenny Rate" means, with respect to any J. J. Kenny Interest Determination Date, the rate in the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, and (C) not subject to a minimum tax or similar tax under the Internal Revenue of Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for the J. J. Kenny Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected.

      CMT Rate.  CMT Rate Notes will bear interest at the interest rates
      --------
(calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any) specified in the CMT Rate Note and in the applicable Authentication Certificate or CTM transmission.

      Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed for the applicable Index Maturity on Telerate Page 7055 for "Daily Treasury Constant Maturities and Money Markets/Federal Reserve Board Release H.15 Monday's Approx. 3:45 p.m. EDT," for the applicable CMT Interest Determination Date (or such other page as may replace that page on such service for the purpose of displaying rates or prices comparable to the CMT Rate, as determined by the Calculation Agent). If such rate is not so available by 3:00 p.m., New York City time, on the applicable Calculation Date, then the CMT Rate for such CMT Interest Determination Date shall be the bond equivalent yield to maturity of the arithmetic mean as calculated by the Calculation Agent) of the secondary market bid rates, as of 3:00 p.m., New York City time, on the applicable CMT Interest Determination Date, reported, according to their written records, by three leading primary United States government securities dealers in the City of

New York (each, a "Reference Dealer") selected by the Calculation Agent, for the most recently issued direct noncallable fixed rate Treasury Bills with an original maturity approximately equal to the applicable Index Maturity; provided, however, that if the Calculation Agent is not able to obtain such quotations from at least three such Reference Dealers, the CMT Rate will remain the CMT Rate then in effect on such CMT Interest Determination Date.

Zero Coupon Notes
- -----------------

      The specific terms of any Zero Coupon Notes will be set forth in the applicable Authentication Certificate or CTM transmission.

      (6) Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, principal of (and premium, if any) and interest (if any) on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to any Global Security (as defined below) representing Book-Entry Notes (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of Citibank, N.A. (the "Paying Agent"), in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Certificated Note (as defined below), other than interest at maturity or upon redemption, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, holders of $10,000,000 or more in aggregate principal amount of Certificated Notes shall be entitled to receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds, if appropriate wire transfer instructions have been given to the Paying Agent in writing not later than the Regular Record Date prior to the applicable Interest Payment Date.

    (7) If so specified in the applicable Authentication Certificate or CTM transmission, the Notes will be redeemable at the option of the Company on the date or dates prior to maturity specified in the applicable Authentication Certificate or CTM transmission at the price or prices specified in the applicable Authentication Certificate or CTM transmission (unless otherwise specified in such Authentication Certificate or CTM transmission, expressed as a percentage of the principal amount of such Note or, in the case of Zero Coupon Notes or certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Authentication Certificate or CTM transmission), as a percentage of the Amortized Face Amount (as defined below) of such Note as described in Paragraph (13) below), together with accrued interest, if any, to the date of redemption (or, in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid "qualified stated interest" payments (as specified in Paragraph (13) below)). Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or from time to time in part upon the terms and conditions set forth in Article XI of the Indenture.

      (8) Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the Company shall not be obligated to redeem or purchase any Notes of such series pursuant to any sinking fund or analogous provisions or at the option of any Holder.

      (9) Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, Notes of such series, other than Foreign Currency Notes (as defined below), may be issued only in fully registered form and the authorized denomination of the Notes of such series shall be $1,000 and any integral multiple of $1,000 in excess thereof. Foreign Currency Notes will be issued in the denominations specified in the applicable Authentication Certificate or CTM transmission.

      (10) The Notes may be denominated, and payments of principal of and interest on the Notes will be made, in United States dollars or in such foreign currencies or foreign currency units as may be specified in the applicable Authentication Certificate or CTM transmission ("Foreign Currency Notes").

      (11) Except as otherwise described in Paragraph (5) above and Paragraph (13) below, the amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

      (12) Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the Notes shall be subject to the events of defined specified in Section 501, paragraphs (1) through (7), of the Indenture.

     (13) The portion of the principal amount of the Notes, other than Original Issue Discount Notes, (including any Zero Coupon Notes) which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, the portion of the principal amount of Zero Coupon Notes and certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Authentication Certificate or CTM transmission) upon any acceleration of the maturity thereof will be the Amortized Face Amount (as defined below) thereof, and the amount payable to the holder of such Original Issue Discount Note upon any redemption thereof will be the applicable percentage of the Amortized Face Amount thereof specified in the applicable Authentication Certificate or CTM transmission, in each case as determined by the Company plus, in the case of any interest bearing
Note issued as an Original Issue Discount Note, any accrued but unpaid "qualified stated interest" payments (as defined in the Treasury Regulations regarding original issue discount issued by the Treasury Department in January 1994 (the "Regulations")). The

"Amortized Face Amount" of an Original Issue Discount Note is equal to the sum of (i) the Issue Price (as defined below) of such Original Issue Discount Note and (ii) that portion of the difference between the Issue Price and the principal amount of such Original Issue Discount Note that has been amortized at the Stated Yield (as defined below) of such Original Issue Discount Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and Section 1.1275-1(b) of the Regulations, in each case as in effect on the issue date of such Original Issue Discount Note) at the date as of which the Amortized Face Amount is calculated, but in no event can the Amortized Face Amount exceed the principal amount of such Note due at the stated maturity thereof. As used in the preceding sentence, the term "Issue Price" means the principal amount of such Original Issue Discount Note due at the stated maturity thereof less the "Original Issue Discount" of such Original Issue Discount Note specified on the face thereof and in the applicable Authentication Certificate or CTM transmission. The term "Stated Yield" of such Original Issue Discount Note means the "Yield to Maturity" specified on the face of such Original Issue Discount Note and in the applicable Authentication Certificate or CTM transmission for the period from the Original Issue Date of such Original Issue Discount Note, as specified on the face of such Original Issue Discount Note and in the applicable Authentication Certificate or CTM transmission, to the stated maturity thereof based on its Issue Price and principal amount payable at the stated maturity thereof.

     (14) Each Note will be represented by either a global security (a "Global Security") registered in the name of a nominee of the Depository (each such Note represented by a Global Security being herein referred to as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Authentication Certificate or CTM transmission. Unless otherwise specified in the applicable Authentication Certificate or CTM transmission, The Depository Trust Company will act as Depositary. Except as provided in Section 305 of the Indenture, Book-Entry Notes will not be issuable in certificated form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such Global Security for all purposes under the Indenture and the Notes.

     (15) Subject to the terms of the Indenture and the resolutions and authorizations referred to in the first paragraph hereof, the Notes shall have such other terms (which may be in addition to or different from the terms set forth herein) as are specified in the applicable Authentication Certificate or CTM transmission.

     B.  Establishment of Note Forms pursuant to Section 201 of Indenture.
         ----------------------------------------------------------------

   It is hereby established pursuant to Section 201 of the Indenture that the Global Securities representing Book-Entry Notes shall be substantially in the forms attached as Exhibits A, B, C and D hereto, unless a different form is provided in the applicable Authentication Certificate (which Authentication Certificate shall be an "Officers' Certificate" satisfying the requirements of
Section 201 of the Indenture).

     C.  Establishment or Procedures for Authentication of Notes Pursuant
         ----------------------------------------------------------------
         to Section 303 of Indenture.
         ---------------------------

     It is hereby ordered pursuant to Section 303 of the Indenture that Notes may be authenticated by the Trustee and issued in accordance with the Administrative Procedures attached hereto as Exhibit E and either (i) upon receipt by the Trustee (including by facsimile) of an Authentication Certificate Supplemental to this Officers' Certificate and Company Order, in substantially the form attached as Exhibit F hereto (an "Authentication Certificate"), setting forth the information specified or contemplated therein for the particular Notes to be authenticated and issued or (ii) upon receipt by the Trustee of a transmission through the Citi Treasury Manager system (a "CTM transmission") of the information specified or contemplated in such Authentication Certificate for the particular Notes to be authenticated and issued. At least one officer signing each Authentication Certificate and each person transmitting or causing the transmission of information through the CTM system shall be an Authorized Officer as defined in the resolutions referred to in the first paragraph hereof.

      D.   Other Matters.
           -------------

      The applicable Authentication Certificate or CTM transmission shall specify any agent of the Company designated for the purpose of delivering, for cancellation by the Trustee pursuant to Section 309 of the Indenture, Notes which have not been issued and sold by the Company.

      Attached as Exhibit G hereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company at a meeting duly called and held on January 20, 1993, at which a quorum was present and acting throughout, of an authorization dated December 9, 1993, of the Committee of the Board of Directors of the Company appointed by the resolutions adopted January 20, 1993, duly executed by a member of the Committee, resolutions duly adopted by the Board of Directors of the Company at a meeting duly called and held on January 19, 1994, at which a quorum was present and acting throughout, and of an authorization dated January 27, 1994, duly executed by the Chief Financial Officer of the Company, designating certain additional Authorized Officers pursuant to the resolutions adopted January 19, 1994; such resolutions and authorizations have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions and authorizations are the only resolutions and authorizations adopted by the Company's Board of Directors or any committee thereof or by any Authorized Officers relating to the offering and sale of the Notes.

      The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company and the authorizations adopted by the Committee of the Board of Directors. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of
 (i) a series of Securities, (ii) the forms of such Securities and (iii) the procedures for authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dated:  March 22, 1994

                                            FIRST BANK SYSTEM, INC.



                                            By   David P. Grandstrand  *
                                                ------------------------

                                            And   Kenneth D. Nelson    **
                                                ------------------------

____________

  * To be signed by the Treasurer or any Assistant Treasurer or Senior Vice President designated as an Authorized Officer.

  **   To be signed by a Vice President.

                                      -20-